Exhibit 10.6

THIS NOTE AND THE MEMBERSHIP UNITS ISSUABLE UPON EXCHANGE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

SECURED EXCHANGEABLE PROMISSORY NOTE

$30,000,000	Atlanta, Georgia , 2007

FOR VALUE RECEIVED, the undersigned, HELIO, INC., a Delaware corporation (the “Company”), promises to pay to EARTHLINK, INC., a Delaware corporation (“Lender”), the principal amount of Thirty Million Dollars ($30,000,000), with interest thereon from July 25, 2007 until paid in full on the Maturity Date at a rate per annum equal to ten percent (10.00%), calculated on the basis of a 360-day year and the actual number of days elapsed. Capitalized terms used in this Note without definition shall have the meanings provided in that certain Note Purchase and Security Agreement and Guaranty entered into as of July 23, 2007 (as amended, modified and supplemented from time to time, the “Purchase Agreement”), by and between the Company, HELIO, LLC, a Delaware LLC (“Guarantor”, together with the Company, the “Note Parties”, and individually, a “Note Party”) and Lender. To the extent set forth in the Purchase Agreement and subject to the provisions in the Purchase Agreement, the Guarantor guarantees the payment of the Obligations of the Company under the Note. This Note replaces the note issued July 25, 2007 pursuant to the Purchase Agreement, which note is hereby cancelled.

The principal amount of this Note and all accrued interest thereon shall be due and payable on the Maturity Date. On the Maturity Date the entire unpaid principal balance of this Note, together with any and all accrued and unpaid interest (including, without limitation, all interest that has been added to principal hereunder) and any and all costs and expenses provided for under this Note and the other Note Documents, shall be due and payable. This Note may be prepaid at any time without penalty.

All payments under this Note shall be made to Lender or its order, in lawful money of the United States of America and in immediately available funds delivered to Lender by wire transfer of immediately available funds to Lender’s account, at Bank of America, 100 West 331d Street, New York, New York 10001, ABA No. 0260-0959-3, Swift Code: BOFAUS3N, Account Name: EarthLink, Inc., Account No. 003271085419, or at such other place within the United States as Lender or any holder hereof shall designate in writing for such purpose from time to time. If a payment under this Note otherwise would become due and payable on a day that is not a Business Day, the due date thereof shall be extended to the next Business Day and interest shall be payable thereon during such extension. All amounts due under this Note and the other Note Documents shall be payable without defense, set off or counterclaim.

Each payment under this Note shall be applied in the following order: (i) to the payment of costs and expenses which the Company is required to pay pursuant to the provisions of this Note or any of the other Note Documents; (ii) to the payment of accrued and unpaid interest; and (iii) to the payment of outstanding principal. Lender and each holder hereof shall have the continuing and exclusive right to apply or reverse and reapply any and all payments under this Note.

Subject to the further provisions of this Note, any holder hereof may exchange this Note (or portion thereof) at any time through the close of business on the Maturity Date at the Exchange Price then in effect into Preferred Membership Units of the Guarantor (the “Membership Units”). The number of Membership Units issuable upon exchange of the Note shall be determined by dividing the outstanding principal amount (excluding accrued and unpaid interest) of the Note (or portion thereof) surrendered for exchange by the Exchange Price in effect on the Exchange Date (as defined herein). In connection with any such exchange, such holder also shall have the right to receive a payment (each, an “Exchange Interest Payment”), at the time and in the manner provided herein, of the accrued and unpaid interest with respect to the outstanding principal amount of the Note (or portion thereof) so exchanged, which payment shall be made, at the election of the Guarantor, in cash, Membership Units, or a combination thereof. Subject to adjustment or voluntary reduction as provided herein, the Exchange Price initially shall be $3.00 per Membership Unit.

A holder hereof is not entitled to any rights as a Member of the Guarantor by virtue of the Note until such holder has exchanged its Note for Membership Units.

To exchange the Note, the holder hereof must (i) complete and manually sign the exchange notice on the back of the Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Company and the Guarantor, (ii) surrender the Note to the Company, (iii) have satisfied any necessary filing requirements under the Hart-Scott-Rodino Act of 1976, as amended (the “HSR Act”), in respect of its acquisition of the Membership Units upon such exchange and the waiting period under such HSR Act shall have expired or been terminated without objection to such acquisition, (iv) have received any other necessary regulatory consents to its acquisition of the Membership Units upon such exchange and (v) pay any transfer or similar tax if required herein. The date on which the holder hereof satisfies all of those requirements is the “Exchange Date.”  The notice of exchange shall state that such holder has satisfied or will have satisfied prior to the issuance of Membership Units upon exchange of such principal amount, and prior to the payment of the Exchange Interest Payment, any and all legal or regulatory requirements for exchange, including compliance with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the HSR Act. The Guarantor shall use their reasonable best efforts in cooperating in a timely manner with the holder hereof to obtain such legal or regulatory approvals to the extent its cooperation is necessary.

As soon as practicable after the Exchange Date and in no event later than five Business Days following the Exchange Date, the Guarantor shall deliver to the holder hereof (i) Membership Units issuable upon the exchange of the Note or portion thereof, (ii) cash in lieu of any fractional Membership Units and (iii) cash, Membership Units, or a combination thereof, in an amount equal to the Exchange Interest Payment.

The Person or Persons in whose name the Membership Units are registered shall be deemed to be a Member of the Guarantor on and after the Exchange Date, as the case may be. Upon exercise of the Note (in whole and not in part), such Person shall no longer be a holder of the Note.

Upon surrender of the Note exchanged in part, as soon as practicable after the Exchange Date and in no event later than five Business Days following the Exchange Date, the Company shall execute and deliver to the holder hereof, a new Note equal in principal amount to the unexchanged portion of the Note surrendered.

If the last day on which a Note may be exchanged is not a Business Day, the Note may be surrendered to the Company on the next succeeding day that is a Business Day.

The Guarantor shall not issue fractional Membership Units upon exchange of the Note. In lieu thereof, the Guarantor shall, at the Guarantor’s option, pay an amount in cash based upon the Exchange Price or round up the number of Membership Units issuable upon such exchange to the next highest whole number.

If the holder hereof exchanges the Note, the Guarantor shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Membership Units upon such exchange. However, such holder shall pay any such tax that is due because such holder requests the Membership Units to be issued in a name other than such holder’s name. The Guarantor may refuse to deliver the Membership Units being issued in a name other than such holder’s name until the Guarantor receives a sum sufficient to pay any tax which will be due because the Membership Units are to be issued in a name other than such holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

The Exchange Price shall be adjusted from time to time by the Guarantor in the event the Guarantor shall (A) make a distribution in Membership Units to all holders of its Membership Units, (B) subdivide or split its outstanding Membership Units into a larger number of Membership Units, or (C) combine its outstanding Membership Units into a smaller number of shares, the Exchange Price in effect immediately prior thereto shall be adjusted so that the holder hereof shall be entitled to receive that number of Membership Units that it would have owned or been entitled to receive had the Note been exchanged immediately prior to the happening of such event. If any distribution of the type described in this paragraph is declared but not so made, the Exchange Price shall again be adjusted to the Exchange Price that would then be in effect if such distribution had not been declared.

If any of the following shall occur, namely:  (A) any reclassification or change of Membership Units issuable upon exchange of the Note (other than as a result of a subdivision or combination, or any other change for which an adjustment is provided in this Note); (B) any consolidation, merger or combination to which the Guarantor is a party other than a merger in which the Guarantor is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name or as a result of a subdivision or combination) in, outstanding Membership Units; or (C) any sale, transfer or conveyance of all or substantially all of the property and assets of the Guarantor to any Person, then the Guarantor, or such successor or purchasing corporation or, if applicable, the parent entity of such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, combination, sale, transfer or conveyance, execute and deliver to the holder hereof an amendment to the Note providing that such holder of the Note then outstanding shall have the right to exchange the Note into the kind and amount of securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale, transfer or conveyance by a holder of the number Membership Units deliverable upon exchange of such Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance.

No adjustment in the Exchange Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Exchange Price as last adjusted; provided that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations for adjustment shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for (i) the issuance of options or rights to purchase Membership Units pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Guarantor or any subsidiary or (ii) the issuance of Membership Units pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date hereof. To the extent that the Note becomes exchangeable into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

The Guarantor shall be entitled to make such reductions in the Exchange Price, in addition to those required by the terms of this Note, as it in its discretion shall determine to be advisable in order that any unit distributions, subdivisions of units, distributions of rights to purchase stock or debt or distributions of debt convertible into or exchangeable for Equity Interests hereafter made by the Guarantor to its Members shall not be taxable, provided that such reduction does not have an adverse effect for tax purposes, or otherwise, on the holder hereof.

Whenever the Exchange Price is adjusted, the Company shall promptly mail to the holder hereof a notice of the adjustment and an officers’ certificate briefly stating the facts requiring the adjustment, the manner of computing it, the new Exchange Price and the date on which the adjustment becomes effective.

In the event that (i) the Guarantor takes any action that would require an adjustment in the Exchange Price, (ii) the Guarantor consolidates, merges or combines with, or transfers all or substantially all of its property and assets to, another Person and Members of the Guarantor must approve the transaction, or (iii) there is a dissolution, liquidation or winding up of the Guarantor, the Company shall mail to the holder hereof a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date.

This Note is one of a series of Notes issuable to the Lenders pursuant to the terms of the Purchase Agreement and in accordance with the Lenders Commitments as described therein. All payments made to Lenders under this Note and any other Notes shall be made by the Company to each Lender at the same times and in proportion to each Lender’s Pro Rata Share. No Lender shall have a priority of payment over another Lender with respect to payments due under the Notes.

Upon the occurrence of any Event of Default, the obligations under this Note shall become due and payable in accordance with the provisions of the Purchase Agreement, and Lender shall have all other remedies available under the Purchase Agreement. In addition, upon the occurrence of an Event of Default, interest shall thereafter accrue on the entire unpaid principal balance under this Note, including without limitation (x) any accrued interest which has been added to the principal balance and (y) any delinquent interest which has been added to the principal amount due under this Note pursuant to the terms hereof, at the rate set forth herein plus two percent (2.00%) per annum (on the basis of a 360-day year and the actual number of days elapsed). All interest which has become payable and is then delinquent shall, without curing the default under this Note by reason of such delinquency, be added to the principal amount due under this Note, and shall thereafter bear interest at the same rate as is applicable to principal, with interest on overdue interest to bear interest, in each case to the fullest extent permitted by applicable law, both before and after default, maturity, foreclosure, judgment and the filing of any petition in a bankruptcy proceeding. In no event shall interest be charged under this Note which would violate any applicable law. If the rate of interest provided for herein would otherwise exceed the maximum rate permitted by applicable law, then the interest rate shall be reduced to the maximum rate permitted by applicable law.

This Note is secured as set forth in the Purchase Agreement. Reference is hereby made to the Purchase Agreement for a description of the nature and extent of the security for this Note and the rights and remedies available to the holder of this Note. Nothing herein shall be deemed to limit the rights of Lender under this Note or the Note Agreement, all of which rights and remedies are cumulative.

No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of Lender or any holder of this Note, and then only to the extent specifically set forth therein.

If any default occurs in any payment due under this Note, the Company and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys’ fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced. None of the provisions hereof and none of the holder’s rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by the holder’s acceptance of any past due installments or by any indulgence granted by the holder to the Company.

The Company and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind (except such notices as may be required under the Purchase Agreement), and agree that they shall remain liable for all amounts due under this Note notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the holder hereof to exercise any rights under this Note or the Purchase Agreement. The Company and all guarantors and endorsers hereof, and their successors and assigns, hereby waive the right to plead any and all statutes of limitation as a defense to a demand under this Note to the full extent permitted by law.

As set forth in the Purchase Agreement, the Lender may not assign or transfer its rights and obligations under this Note without the prior written consent of SK Telecom USA Holdings, Inc. This Note shall inure to the benefit of Lender, its successors and assigns and shall bind the heirs, executors, administrators, successors and assigns of the Company. Each reference herein to powers or rights of Lender shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

This Note shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the principles thereof relating to conflicts of law; provided, that Lender and each holder hereof reserves any and all rights it may have under federal law, including without limitation those relating to the charging of interest.

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IN WITNESS WHEREOF, the Company has caused this Secured Exchangeable Promissory Note to be duly executed the day and year first above written.

HELIO, INC.,
a Delaware corporation

By:
	Name:	Sky Dayton
	Title:	Chief Executive Officer

[Signature Page to Secured Exchangeable Promissory Note]